Conflict Minerals Report

Section I - Introduction of Applicability

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, this report was prepared for the reporting period January 1, 2020 to December 31, 2020 (the “Reporting Period”).

Halliburton Company (the “Company,” “Halliburton,” “we,” or “our”) is a leading provider of services and products to the upstream oil and natural gas industry. Halliburton has manufacturing operations in various locations, the most significant of which are located in the United States, Canada, Malaysia, Singapore, and the United Kingdom.

Halliburton comprises 13 product service lines (PSLs). The PSLs operate in two divisions: the Completion and Production division and the Drilling and Evaluation division. Our Project Management PSL works across both divisions and is the spearhead of our integrated-services strategy. Its financial results are included in the Drilling and Evaluation division. PSLs are primarily responsible and accountable for strategy, technology development, process development, people development and capital allocation.

Completion and Production Division	Drilling and Evaluation Division
Artificial Lift	Baroid
Cementing	Drill Bits & Services
Completion Tools	Landmark
Pipeline & Process Services	Sperry Drilling
Production Enhancement	Testing & Subsea
Production Solutions	Wireline & Perforating

Supporting Both Divisions
Project Management

During the Reporting Period, products manufactured, or contracted to be manufactured, contained one or more of the following minerals: tantalum, tin, tungsten, or gold (3TG). Listed below are examples of where 3TG may be present in Halliburton products:

Metal	Industry Applications	Applications in Halliburton
Tantalum Refined from Columbite-Tantalite (Coltan)	Capacitors, Resistors	Tantalum Capacitors, Alloys
Tin Refined from Cassiterite	Chemical Solutions, Capacitors Electrodes, Tin Alloys, Dioxide, Electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering
Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, Light Bulb, Heating Elements, and Tungsten Inert Gas Welding	Electrodes, Tungsten Carbide (Drill Bits), Welding
Gold	Electrical Wiring, Connectors, Contacts, and Gold Plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, Gold Plating

Section II - Reasonable Country of Origin Inquiry (RCOI)

Halliburton conducted an RCOI among our suppliers on the source and chain of custody of certain minerals necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company (the Products) during the Reporting Period to determine whether they originated from the Democratic Republic of the Congo (DRC) or an adjoining country.

The RCOI for the Reporting Period was designed in accordance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Framework for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the OECD Framework). Our suppliers were asked to complete the Conflict Minerals Reporting Template (CMRT), a survey tool developed by the Responsible Minerals Initiative (RMI), formerly known as the Conflict-Free Sourcing Initiative (CFSI). The CMRT is commonly utilized to identify smelters or refiners (SORs). Suppliers were provided the option of submitting the required information through an online survey version of the template directly on our third-party service provider’s platform or through email with the MS Excel version attached for upload to the platform.

Section III - Design of Conflict Minerals Program and Due Diligence Measures

We are a downstream purchaser of products that include conflict minerals. We designed our program in accordance with the 5-Step OECD Framework as follows:
OECD Step 1: Establish strong company management systems
•Maintained the Supplier Ethics Statement on our external website at http://www.halliburton.com/en/about-us/supplier-relations/halliburton-supplier-ethics, which reflects our commitment and expectation of supplier commitment to ethical business behavior, conflict-free sourcing, and human rights. Suppliers were reminded via our RCOI email;
•Maintained our Human Rights Statement on our external website at http://www.halliburton.com/en/about-us/corporate-governance/human-rights-statement-halliburton, which reflects our long-standing commitment to uphold human rights as defined by the United Nations Universal Declaration of Human Rights (UDHR);
•Continued to include clauses requiring conflict-free materials and products from suppliers in our Master Purchase Agreement (MPA) and standard Purchase Order Terms & Conditions templates. Additionally, Suppliers and their business partners are now also contractually bound by the MPA to protect and uphold the fundamental human rights of their employees as stated in the UDHR;
•Continued using our internal Conflict-Free Sourcing Policy which aligns our conflict minerals program description with the 5-step OECD Framework and makes our employees aware of their responsibilities under the act to use suppliers who do not source 3TG from uncertified SORs;
•Utilized a cross-functional internal team among the Procurement, Material Management, Finance, Information Technology, and Law departments led by our Procurement, Materials & Logistics (PM&L) Business Compliance & Optimization Group;
•Retained a third-party service provider to query our applicable suppliers using the CMRT;
•Continued using a system of controls and transparency by developing a due diligence process using the CMRT, including evaluating and scoring the risk presented by each smelter, refiner, and respondent (supplier providing a CMRT) based on the SORs indicated and due diligence program described;
•Continued utilizing a platform to upload 2020 supplier information. The platform tracked supplier responses on a real-time basis and allowed us to leverage better data reporting and to take action for non-responsive suppliers;
•Saved and archived relevant records in an electronic database on a SharePoint site relevant to each year's campaign;
•Granted all suppliers determined to be in-scope for conflict mineral regulatory purposes a free membership with access to training and information on conflict minerals provided by our third-party service provider;
•Educated suppliers upon request on Dodd-Frank Act Section 1502, how the Conflict Mineral Rule applies to them and why it is important to respond to our RCOI. Also, provided resources in addition to those from our third-party service provider; and
•Continued to make our Ethics Helpline available for suppliers to report any violations of the law or violations of our Code of Business Conduct. The RMI also established a grievance mechanism which its members, stakeholders, and the public can utilize to raise concerns about the initiative, the audit program, protocols, SOR operations that fall in-scope of the Responsible Minerals Assurance Process (RMAP), formerly the Conflict-Free Smelter Program (CFSP), audit quality and auditor competencies, minerals supply chains and upstream/downstream initiatives.

OECD Step 2: Identify and assess risks in the supply chain

•Identified in-scope suppliers, which are tier one suppliers that supply products to Halliburton that may contain 3TG. Selection was based on the following criteria:
◦Products supplied to Halliburton plants within the Reporting Period;
◦Harmonized Tariff Codes and Material Groups of supplied products that may contain metal;
◦Product sales from Halliburton procurement plants to third-party customers; and
◦Halliburton newly acquired manufacturers with reporting obligations pursuant to Rule 13p-1 under the Securities Exchange Act of 1934;
•Performed audit on supplier data to confirm accuracy of vendor contact information prior to campaign launch;
•Conducted a survey using the CMRT and our third-party service provider's platform, which included a phone number and email address to facilitate correspondence between suppliers and internal stakeholders;
•Requested suppliers provide an electronic signature before submitting their data to Halliburton to verify that all answers submitted were accurate to the best of the supplier’s knowledge;
•Provided a product list for distributors to work with second-tier suppliers and asked distributors for a product-level CMRT, including directly interacting with second-tier suppliers requesting their responses;
•Established deadlines for suppliers’ CMRT submissions, including requiring our tier one suppliers to provide an updated CMRT if additional information became available;
•Extended CMRT submission deadline in order to give suppliers additional time and increase the response rate;
•Followed up with non-responsive suppliers requesting their responses, through phone calls and emails, including up to four email reminders and two phone call reminders from our third-party service provider;
•Conducted direct outreach through Halliburton PM&L to non-responsive tier one suppliers requesting their participation in the program;
•Utilized our third-party service provider to evaluate supplier CMRT responses for plausibility, consistency, and gaps;
•Analyzed and compared the SORs identified by the supply chain with the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict-Free”: the RMAP, the London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC); and
•Retained status as a member of the RMI (Halliburton member code HALL), through which we:
◦support engagement by the RMI with SOR(s) and the obtainment of information on country of origin and transit and transportation routes used between mine and SORs;
◦support the RMI RMAP, which includes an assessment of whether SORs have carried out all five steps of due diligence for responsible supply chains of 3TG from the DRC and adjoining countries; and
◦support spot checks and/or audits at SOR facilities.
OECD Step 3: Design and implement strategy to respond to identified risks
•Maintained our risk management plan by reviewing the due diligence of suppliers and SORs;
•Removed over two hundred suppliers from our supply chain for not complying with our conflict mineral requirements;
•Performed risk mitigation efforts by following up with tier one suppliers for validation and additional information on their smelter data and encouraged all smelters without RMAP “Compliant” status to participate in an independent third-party audit program;
•Responded to supplier and customer inquiries in a timely manner by both Halliburton and our third-party service provider;
•Provided findings and progress reports periodically to senior management;

•Attended webinars and reviewed online resources to learn and understand new developments and best practices;
•Initiated risk mitigation activities when high-risk facilities were reported on a CMRT by one of the suppliers surveyed. High-risk facilities are those identified by our third-party service provider to source from the DRC or adjoining countries. Through our third-party service provider, submissions that include any of the high-risk facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Halliburton, and escalating up to removal of these high-risk smelters from their supply chain; and
•Contacted tier one suppliers using a high-risk, non-compliant smelter and requested the supplier confirm if the non-compliant smelter was used in the goods supplied to Halliburton. If a supplier confirms or cannot identify that the smelter was used in goods supplied to Halliburton, then we will instruct the supplier to remove the smelter from goods supplied to Halliburton or take steps to help the smelter become compliant.

OECD Step 4: Carry out independent third-party audit of supply chain due diligence
•Retained status as a member of the RMI, by which we:
◦exercise leverage over upstream suppliers indirectly by requiring SORs to undergo an independent third-party audit, which requires due diligence, traceability, chain of custody, risk assessment, and mitigation activities upstream;
◦support the RMI’s efforts to monitor whether SOR(s) demonstrate significant and measurable improvement within a reasonable time frame from the adoption of their risk management plans; and
◦support the RMI’s independent third-party audits of the SOR’s due diligence practices through the RMAP; and
•Reviewed meeting notes from the RMI Smelter Engagement Team (SET) and Due Diligence Team.

OECD Step 5: Report on supply chain due diligence
•Report annually on supply chain due diligence by filing with the SEC a Form SD and Conflict Minerals Report (CMR); and
•Upload CMR to our company website at http://ir.halliburton.com/phoenix.zhtml?c=67605&p=irol-sec, on an annual basis.

Section IV - Results of Due Diligence Measures

A total of 2,476 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by our third-party service provider. Suppliers in-scope increased by 30% primarily due to new materials created during 2020. The response rate among these suppliers was 53% (1,314). Of these responding suppliers, 65% (851) confirmed their supply to Halliburton did not contain 3TG. The remaining 35% (463) of suppliers used 340 different SORs, of which, 53 indicated DRC sourcing. Out of the 53 SORs, two were found to be non-compliant. We reached out to the non-compliant smelter urging them to become conflict-free certified. Additionally, we are also working with our suppliers who listed the non-compliant smelter in their CMRT to determine if the smelter was used in our products since CMRTs were not returned at the product-level. Action plans will be implemented to remove the smelter, if applicable. Any supplier who does not comply with our expectations is subject to termination.

Halliburton received some incomplete responses from those surveyed. Some suppliers were unable to determine if they had provided conflict minerals originating from the DRC or an adjoining country, and other suppliers did not respond. Since all CMRTs were not submitted at a product-level, we do not have sufficient information to determine all SORs in our supply chain. The country of origin information was provided by our third-party service provider, based on information provided from the SORs as part of the RMAP and other interactions the third-party service provider may have had with the SORs.

2020 was an extraordinarily difficult year because of the COVID-19 pandemic. This was true for our suppliers, some of whom (1,162 suppliers (47%)) did not respond to our request to complete a CMRT as required by our MPA, standard terms and conditions, and Supplier Ethics Statement. To continue our commitment, we are no longer doing business with 21% of the non-responsive suppliers. For the remaining, corrective action plans are being developed to ensure our requirements for our suppliers are met or they will be terminated.

Based on the information provided by our suppliers and our own due diligence efforts through May 2021 with 340 verified SORs (see Annex I), the below was identified:
•246 SORs (72%) have received compliant status; meaning they have been audited and found to be compliant with the relevant RMAP protocol;
◦48 out of 246 SORs were identified to source 3TG from the DRC or adjoining countries, all of which were found to be conflict-free certified;
•72 SORs (21%) have not received compliant or active status, and the RMI status for these will be noted as “Other” in Annex I;
◦31 out of 72 SORs were identified not to source 3TG from the DRC or adjoining countries;
◦two out of 72 SORs were identified to source 3TG from the DRC or adjoining countries; and
◦39 out of 72 SORs had unidentifiable 3TG countries of origin;
•22 SORs (7%) have received active status, meaning engaged in the program but not yet certified compliant.
•For the 340 SORs mentioned above, our third-party service provider was able to provide countries of origin for most SORs. The countries of origin for the Products purchased by the identified SORs are listed in Annex II.

Based on the information provided by our suppliers and our own due diligence efforts through May 2021with 340 verified SORs (see Annex I), the below was identified:

Annual RMAP Audit Status Trend
Compliant
Active
Other
58
7
253
66
7
234
72
22
246
2018
2019
2020

RMAP Audit Status by Mineral
Compliant
Active
Other
Tungsten
42
5
5
Tin
56
11
11
Tantalum
38
Gold
110
6
56

Section V - Risk Mitigation for Future Due Diligence

Halliburton will continually work toward a conflict-free supply chain with ethical sourcing of materials and products. There are many stakeholders that are dependent directly or indirectly on legal mining operations in the DRC or an adjoining country, which are not benefiting armed groups in that region. Halliburton promotes verifiable conflict-free sourcing from the DRC or an adjoining country.

Halliburton will take the following measures to enhance its due diligence on the source and chain of custody of conflict minerals by:
•Encouraging non-respondent suppliers to develop corrective action plans to promote compliance with our supplier requirements;
•Developing corrective action plans for suppliers using an active SOR that sources from the DRC or adjoining countries and has not received compliant or active status from RMI;
•Encouraging suppliers to evaluate the business relationship with SORs refusing to proceed with an independent third-party audit program;
•Providing assistance and education regarding the Dodd-Frank Act Section 1502 to suppliers to escalate down compliance requirements to more tiers of our supply chain;
•Encouraging eligible SORs’ identification from the suppliers; and
•Contacting SORs without a RMAP “Compliant” status in our supply chain to participate in an independent third-party audit program.

Reference: The OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) can be found at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf.

Section VI - Inherent Limitations on Due Diligence Measures

As a downstream purchaser and user of conflict minerals, Halliburton’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our tier one suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud. Many of our suppliers were non-responsive and many were uncertain or provided data at a company or division level, as further described below. Halliburton has undertaken measures to verify responses and minimize these limitations, but cannot guarantee the accuracy of the responses provided.

Halliburton’s supply chains are diverse between product service lines. Our products are many tiers removed from the SORs. To determine whether any 3TG was sourced from the DRC or an adjoining country, we relied on our tier one suppliers responding with accurate SOR identification information. Many suppliers provided responses with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components we use. As such, the aggregated information set forth in Annex I and Annex II does not necessarily relate to materials or components used in Halliburton’s products.

ANNEX I - Smelters or Refiners (SORs)

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Metal	Standard Smelter or Refiner Name	Smelter Facility Location	RMI Smelter ID	RMI Audit Status	Source from Covered Countries?
Gold	8853 S.p.A.	Italy	CID002763	Compliant	Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004	Compliant	Yes
Gold	Abington Reldan Metals, LLC	United States	CID002708	Other	Unknown
Tungsten	ACL Metais Eireli	Brazil	CID002833	Compliant	Unknown
Gold	Advanced Chemical Company	United States	CID000015	Compliant	No
Gold	African Gold Refinery	Uganda	CID003185	Other	Yes
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Compliant	No
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Compliant	Unknown
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Active	Unknown
Gold	Alexy Metals	United States	CID003500	Active	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Compliant	No
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Compliant	Yes
Tin	Alpha	United States	CID000292	Compliant	No
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Other	No
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Compliant	No
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Compliant	No
Tungsten	Artek LLC	Russian Federation	CID003553	Active	Unknown
Gold	Asahi Pretec Corp.	Japan	CID000082	Compliant	No
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Compliant	No
Gold	Asahi Refining USA Inc.	United States	CID000920	Compliant	No
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Compliant	Yes
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092	Compliant	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Compliant	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Other	No
Gold	AU Traders and Refiners	South Africa	CID002850	Compliant	Unknown
Gold	Augmont Enterprises Private Limited	India	CID003461	Active	Unknown
Gold	Aurubis AG	Germany	CID000113	Compliant	No
Gold	Bangalore Refinery	India	CID002863	Compliant	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Compliant	No
Gold	Boliden AB	Sweden	CID000157	Compliant	No
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Compliant	No
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active	Unknown
Gold	Caridad	Mexico	CID000180	Other	No
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Compliant	Yes
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Compliant	No
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Other	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Compliant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Compliant	No
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Compliant	No
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Compliant	Unknown
Gold	Chimet S.p.A.	Italy	CID000233	Compliant	No
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	Compliant	Unknown
Tin	China Tin Group Co., Ltd.	China	CID001070	Compliant	No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Compliant	Yes
Gold	Chugai Mining	Japan	CID000264	Compliant	No
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Other	Unknown
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active	Unknown
Tin	CRM Synergies	Spain	CID003524	Active	Unknown
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Active	Unknown
Tin	CV Ayi Jaya	Indonesia	CID002570	Active	No
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Active	Yes
Tantalum	D Block Metals, LLC	United States	CID002504	Compliant	No

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Compliant	No
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Other	Unknown
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Other	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	Compliant	No
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Other	Unknown
Gold	Dowa	Japan	CID000401	Compliant	No
Tin	Dowa	Japan	CID000402	Compliant	Unknown
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	Compliant	Unknown
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Compliant	No
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Compliant	No
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Compliant	Unknown
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Compliant	Unknown
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Other	No
Tin	EM Vinto	Bolivia	CID000438	Compliant	Yes
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Other	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Other	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Other	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Other	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Compliant	No
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Active	No
Tantalum	Exotech Inc.	United States	CID000456	Compliant	No
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Compliant	Yes
Tin	Fenix Metals	Poland	CID000468	Compliant	No
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Other	No
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Compliant	No
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Other	Unknown

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Compliant	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499	Other	No
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Compliant	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Compliant	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Compliant	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Compliant	No
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Other	Unknown
Gold	Geib Refining Corporation	United States	CID002459	Compliant	No
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Other	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	Compliant	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Compliant	No
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Compliant	No
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Compliant	No
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Compliant	No
Tungsten	GEM Co., Ltd.	China	CID003417	Other	Unknown
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Compliant	Yes
Tantalum	Global Advanced Metals Boyertown	United States	CID002557	Compliant	Yes
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568	Compliant	No
Gold	Gold Coast Refinery	Ghana	CID003186	Other	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Compliant	No
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Compliant	No
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Compliant	Unknown
Gold	Guangdong Jinding Gold Limited	China	CID002312	Other	No
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Compliant	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Compliant	No
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	Compliant	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849	Compliant	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Other	No
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	Compliant	Yes
Tantalum	H.C. Starck Inc.	United States	CID002548	Compliant	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Compliant	Yes
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Other	No
Gold	Heimerle + Meule GmbH	Germany	CID000694	Compliant	No
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Compliant	No
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Compliant	No
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	Active	No
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Compliant	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760	Compliant	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Compliant	No
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Other	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579	Compliant	No
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Compliant	No
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Other	Unknown
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182	Compliant	Unknown
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Other	No
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Compliant	Yes
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Compliant	No
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Active	Unknown

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Compliant	No
Gold	Istanbul Gold Refinery	Turkey	CID000814	Compliant	No
Gold	Italpreziosi	Italy	CID002765	Compliant	Unknown
Gold	JALAN & Company	India	CID002893	Other	Unknown
Gold	Japan Mint	Japan	CID000823	Compliant	No
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Compliant	No
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Compliant	No
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Compliant	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Compliant	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Compliant	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Other	No
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Compliant	No
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Compliant	No
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Compliant	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Compliant	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Compliant	No
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Compliant	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Compliant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Compliant	Yes
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	Active	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Other	No
Gold	JSC Uralelectromed	Russian Federation	CID000929	Compliant	No
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Compliant	No
Gold	K.A. Rasmussen	Norway	CID003497	Other	Unknown
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Other	No
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Other	No

Gold	Kazzinc	Kazakhstan	CID000957	Compliant	No
Tantalum	KEMET Blue Metals	Mexico	CID002539	Compliant	Yes
Tungsten	Kennametal Fallon	United States	CID000966	Compliant	No
Tungsten	Kennametal Huntsville	United States	CID000105	Compliant	No
Gold	Kennecott Utah Copper LLC	United States	CID000969	Compliant	No
Tungsten	KGETS CO., LTD.	Korea, Republic of	CID003388	Compliant	Unknown
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Compliant	No
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Compliant	No
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Compliant	Unknown
Gold	Kundan Care Products Ltd.	India	CID003463	Other	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Compliant	No
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Other	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	Other	No
Gold	L'Orfebre S.A.	Andorra	CID002762	Compliant	Unknown
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407	Compliant	Unknown
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Other	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Other	No
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	Compliant	No
Tantalum	LSM Brasil S.A.	Brazil	CID001076	Compliant	Yes
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	Compliant	Unknown
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Compliant	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Other	No
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Compliant	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Compliant	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Compliant	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Compliant	No
Gold	Marsam Metals	Brazil	CID002606	Compliant	Unknown
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	Compliant	No
Gold	Materion	United States	CID001113	Compliant	No
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Compliant	No
Gold	MD Overseas	India	CID003548	Other	Unknown
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Compliant	No

Tantalum	Meta Materials	Macedonia, The Former Yugoslav Republic Of	CID002847	Compliant	Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Compliant	Unknown
Tin	Metallic Resources, Inc.	United States	CID001142	Compliant	No
Gold	Metallix Refining Inc.	United States	CID003557	Active	Unknown
Tin	Metallo Belgium N.V.	Belgium	CID002773	Compliant	Yes
Tin	Metallo Spain S.L.U.	Spain	CID002774	Compliant	No
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Compliant	No
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Compliant	No
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Compliant	No
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Compliant	No
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Compliant	No
Gold	Metalor USA Refining Corporation	United States	CID001157	Compliant	No
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Compliant	No
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Compliant	No
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Compliant	No
Tin	Minsur	Peru	CID001182	Compliant	No
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Compliant	Yes
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Compliant	No
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Compliant	No
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Compliant	No
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Compliant	No
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Other	Unknown
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Other	Unknown
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Compliant	Unknown
Gold	Morris and Watson	New Zealand	CID002282	Other	No
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Compliant	No
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Compliant	No

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Compliant	No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Other	No
Gold	NH Recytech Company	Korea, Republic of	CID003189	Other	Unknown
Tungsten	Niagara Refining LLC	United States	CID002589	Compliant	No
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Compliant	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Compliant	Yes
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305	Active	No
Tantalum	NPM Silmet AS	Estonia	CID001200	Compliant	No
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Active	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Compliant	No
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Compliant	No
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Compliant	No
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Compliant	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	Compliant	No
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	Compliant	No
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337	Compliant	Yes
Gold	PAMP S.A.	Switzerland	CID001352	Compliant	No
Gold	Pease & Curren	United States	CID002872	Other	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Other	No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Compliant	Unknown
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Compliant	Unknown
Tin	Pongpipat Company Limited	Myanmar	CID003208	Other	Unknown
Tin	Precious Minerals and Smelting Limited	India	CID003409	Other	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Compliant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Compliant	No

Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Active	No
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Compliant	No
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Compliant	No
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Compliant	No
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Compliant	No
Tin	PT Bangka Serumpun	Indonesia	CID003205	Compliant	Unknown
Tin	PT Bukit Timah	Indonesia	CID001428	Active	Yes
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870	Active	Unknown
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Compliant	Unknown
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Compliant	No
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Other	Unknown
Tin	PT Prima Timah Utama	Indonesia	CID001458	Compliant	No
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Compliant	Unknown
Tin	PT Rajehan Ariq	Indonesia	CID002593	Compliant	Unknown
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Compliant	No
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Compliant	Yes
Tin	PT Timah Nusantara	Indonesia	CID001486	Active	Yes
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Compliant	No
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Compliant	No
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Compliant	Yes
Gold	PX Precinox S.A.	Switzerland	CID001498	Compliant	No
Gold	QG Refining, LLC	United States	CID003324	Other	Unknown
Tantalum	QuantumClean	United States	CID001508	Compliant	No
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Compliant	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Other	No
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Compliant	Unknown
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Compliant	Unknown
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Compliant	Unknown
Gold	Royal Canadian Mint	Canada	CID001534	Compliant	No
Tin	Rui Da Hung	Taiwan	CID001539	Compliant	No
Gold	SAAMP	France	CID002761	Compliant	Unknown
Gold	Sabin Metal Corp.	United States	CID001546	Other	No
Gold	Safimet S.p.A	Italy	CID002973	Compliant	No
Gold	SAFINA A.S.	Czech Republic	CID002290	Compliant	No
Gold	Sai Refinery	India	CID002853	Other	Unknown
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Compliant	Yes
Gold	SAMWON METALS Corp.	Korea, Republic of	CID001562	Other	No

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Other	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	Compliant	No
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Other	Unknown
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Compliant	No
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Other	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Other	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Compliant	No
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Other	Unknown
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Other	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Compliant	Unknown
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516	Compliant	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Compliant	No
Tin	Soft Metais Ltda.	Brazil	CID001758	Compliant	No
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	Compliant	No
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Compliant	No
Gold	Sovereign Metals	India	CID003383	Other	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Other	Unknown
Gold	Sudan Gold Refinery	Sudan	CID002567	Other	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Compliant	No
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	Compliant	Unknown
Tin	Super Ligas	Brazil	CID002756	Active	Unknown
Gold	T.C.A S.p.A	Italy	CID002580	Compliant	No
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Compliant	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Compliant	No
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Compliant	Yes
Tantalum	TANIOBIS GmbH	Germany	CID002545	Compliant	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Compliant	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Compliant	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Compliant	Unknown

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889	Compliant	No
Tantalum	Telex Metals	United States	CID001891	Compliant	No
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	Compliant	Unknown
Tin	Thaisarco	Thailand	CID001898	Compliant	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Compliant	No
Tin	Tin Technology & Refining	United States	CID003325	Compliant	Unknown
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Compliant	No
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Other	No
Gold	Tony Goetz NV	Belgium	CID002587	Other	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Compliant	Unknown
Gold	Torecom	Korea, Republic of	CID001955	Compliant	No
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Other	No
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Compliant	Yes
Gold	Umicore Brasil Ltda.	Brazil	CID001977	Other	No
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Compliant	No
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Compliant	No
Tungsten	Unecha Refractory Metals Plant	Russian Federation	CID002724	Compliant	Unknown
Gold	United Precious Metal Refining, Inc.	United States	CID001993	Compliant	No
Gold	Valcambi S.A.	Switzerland	CID002003	Compliant	No
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Other	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Compliant	No
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Compliant	No
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Compliant	No
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Compliant	No
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843	Compliant	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Compliant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Compliant	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Compliant	Unknown

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095	Other	No
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508	Compliant	No
Gold	Yamakin Co., Ltd.	Japan	CID002100	Compliant	No
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Compliant	No
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Compliant	No
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Compliant	No
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Other	No
Tin	Yunnan Tin Company Limited	China	CID002180	Compliant	No
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Compliant	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Compliant	No

Reported by the RMI RMAP on May 2021
Compliant - audited and found compliant with the relevant RMAP protocol
Active - engaged in the program but not yet compliant
Other - have not received compliant or active status

ANNEX II -Countries of Origin

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Countries of origin include:

Angola	Guyana	Papua New Guinea
Argentina	Hong Kong	Peru
Armenia	Hungary	Philippines
Australia	India	Poland
Austria	Indonesia	Portugal
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Burundi	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan
Central African Republic	Korea, Republic of	Spain
Chile	Kyrgyzstan	Suriname
China	Laos	Sweden
Colombia	Luxembourg	Switzerland
Congo (Brazzaville)	Madagascar	Taiwan
Czech Republic	Malaysia	Tajikistan
Djibouti	Mali	Tanzania
DRC- Congo (Kinshasa)	Mexico	Thailand
Ecuador	Mongolia	Turkey
Egypt	Morocco	Uganda
Estonia	Mozambique	United Arab Emirates
Ethiopia	Myanmar	United Kingdom
Finland	Namibia	United States
France	Netherlands	Uzbekistan
Germany	New Zealand	Viet Nam
Ghana	Niger	Zambia
Guinea	Nigeria	Zimbabwe